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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-83331 of MP3.com Inc. and in the related Prospectus of our report dated January 21, 2000 (except Note 8, as to which the date is March 29, 2000), with respect to the financial statements and schedule of MP3.com, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999.


                                                            ERNST & YOUNG LLP


San Diego, California
March 29, 2000